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                                                                    EXHIBIT 23.3

                       FISHMAN OSTROFF RUCHOWITZ HAUSMAN

         FISHMAN OSTROFF RUCHOWITZ HAUSMAN, A Professional Association
                         Certified Public Accountants

1371 Morris Avenue                                        Telephone 908-687-0063
Union, NJ 07083-3317                                      Telefax   908-688-3990



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




Cohen's Famous Frozen Foods, Inc.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 1997, relating to the consolidated financial statements of Cohen's Famous Frozen Foods, Inc. which is contained in that Prospectus, and of our qualified audited opinion report dated April 1, 1996, relating to the schedules, which is contained in Part II of the Registration Statement.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



FISHMAN OSTROFF RUCHOWITZ HAUSMAN, PA
June 12, 1998